Exhibit 99.1
Wynn Resorts, Limited Reports Fourth Quarter and Year End 2021 Results

LAS VEGAS, February 15, 2022 — Wynn Resorts, Limited (NASDAQ: WYNN) (the "Company") today reported financial results for the fourth quarter and year ended December 31, 2021.

Operating revenues were $1.05 billion for the fourth quarter of 2021, an increase of 53.5%, or $367.1 million, from $686.0 million for the fourth quarter of 2020. Net loss attributable to Wynn Resorts, Limited was $177.2 million, or $1.54 per diluted share, for the fourth quarter of 2021, compared to net loss attributable to Wynn Resorts, Limited of $269.5 million, or $2.53 per diluted share, in the fourth quarter of 2020. Adjusted Property EBITDA(1) was $149.1 million for the fourth quarter of 2021, compared to Adjusted Property EBITDA of $69.8 million in the fourth quarter of 2020.

"I’m proud of our teams at both Wynn Las Vegas and Encore Boston Harbor for delivering record Adjusted Property EBITDA at both properties during the fourth quarter," said Craig Billings, CEO of Wynn Resorts, Limited. "Our relentless focus on five-star hospitality and world class experiences allowed us to further extend our leadership positions in Las Vegas and Massachusetts in 2021. In Macau, we remain confident that the market will benefit from the return of visitation over the coming quarters."

"On the development front, we were excited to announce our plans to develop and manage a luxury integrated resort in the UAE, along with our partners, Marjan and RAK Hospitality Holding. The project further diversifies our business, extending our brand into the Middle East and Europe. We look forward to creating the one-of-a-kind guest experiences for which Wynn Resorts is renowned, and contributing to tourism and employment growth in the region."

Consolidated Results

Operating revenues were $1.05 billion for the fourth quarter of 2021, an increase of 53.5%, or $367.1 million, from $686.0 million for the fourth quarter of 2020. Operating revenues increased $321.4 million and $100.1 million at our Las Vegas Operations and Encore Boston Harbor, respectively, and decreased $27.5 million and $50.2 million at Wynn Palace and Wynn Macau, respectively, from the fourth quarter of 2020.

Net loss attributable to Wynn Resorts, Limited was $177.2 million, or $1.54 per diluted share, for the fourth quarter of 2021, compared to net loss attributable to Wynn Resorts, Limited of $269.5 million, or $2.53 per diluted share, in the fourth quarter of 2020. Adjusted net loss attributable to Wynn Resorts, Limited(2) was $157.4 million, or $1.37 per diluted share, for the fourth quarter of 2021, compared to adjusted net loss attributable to Wynn Resorts, Limited of $262.2 million, or $2.45 per diluted share, for the fourth quarter of 2020.

Adjusted Property EBITDA was $149.1 million for the fourth quarter of 2021, compared to $69.8 million for the fourth quarter of 2020. Adjusted Property EBITDA increased $165.1 million and $51.6 million at our Las Vegas Operations and Encore Boston Harbor, respectively, and decreased $30.1 million and $35.2 million at Wynn Palace and Wynn Macau, respectively. Adjusted Property EBITDA was $(79.4) million at Corporate and other for the fourth quarter of 2021.

For the year ended December 31, 2021, operating revenues increased 79.6%, or $1.67 billion, to $3.76 billion, compared to $2.10 billion in the year ended December 31, 2020. Operating revenues increased $377.6 million, $151.4 million, $755.7 million, and $329.9 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively.

Net loss attributable to Wynn Resorts, Limited was $755.8 million, or $6.64 per diluted share in 2021, compared to net loss attributable to Wynn Resorts, Limited of $2.07 billion, or $19.37 per diluted share in the year ended December 31, 2020. Adjusted net loss attributable to Wynn Resorts, Limited was $695.8 million, or $6.12 per diluted share, in 2021, compared to adjusted net loss of $2.05 billion, or $19.18 per diluted share, in the year ended December 31, 2020.

Adjusted Property EBITDA was $569.4 million for the year ended December 31, 2021, compared to $(324.3) million for the year ended December 31, 2020. Adjusted Property EBITDA increased $241.3 million, $91.4 million, $587.2 million, and $233.8 million at Wynn Palace, Wynn Macau, our Las Vegas Operations, and Encore Boston Harbor, respectively.

Property Results

In response to the initial outbreak of COVID-19 in early 2020, each of our properties was subject to partial or full closure for varying lengths of time during 2020, and each has since reopened. Over the course of 2021, the Company's Las Vegas Operations and Encore Boston Harbor incrementally resumed full operations, including reopening gaming areas to 100% of capacity and restoring seven-day-per-week hotel operations, as permitted by governmental authorities and in response to increased customer demand. Given the evolving conditions created by and in response to the COVID-19 pandemic, measures that have been lifted may be reintroduced if there are adverse developments with respect to COVID-19, and management continues to be unable to reasonably estimate the impact of such developments to the Company's future results of operations, cash flows, or financial condition.

Macau Operations

Wynn Palace

Operating revenues from Wynn Palace were $194.0 million for the fourth quarter of 2021, a 12.4% decrease from $221.5 million for the fourth quarter of 2020. Adjusted Property EBITDA from Wynn Palace was $(1.4) million for the fourth quarter of 2021, compared with $28.7 million for the fourth quarter of 2020. VIP table games win as a percentage of turnover was 2.59%, below the property's expected range of 2.7% to 3.0% and above the 1.97% experienced in the fourth quarter of 2020. Table games win percentage in mass market operations was 22.7%, above the 21.6% experienced in the fourth quarter of 2020.

Wynn Macau

Operating revenues from Wynn Macau were $131.7 million for the fourth quarter of 2021, a 27.6% decrease from $181.9 million for the fourth quarter of 2020. Adjusted Property EBITDA from Wynn Macau was $(24.5) million for the fourth quarter of 2021, compared with $10.7 million for the fourth quarter of 2020. VIP table games win as a percentage of turnover was 2.85%, within the property's expected range of 2.7% to 3.0% and below the 3.10% experienced in the fourth quarter of 2020. Table games win percentage in mass market operations was 17.4%, below the 17.9% experienced in the fourth quarter of 2020.

Las Vegas Operations

Operating revenues from our Las Vegas Operations were $493.9 million for the fourth quarter of 2021, a 186.3% increase from $172.5 million for the fourth quarter of 2020. Adjusted Property EBITDA from our Las Vegas Operations for the fourth quarter of 2021 was $186.2 million, compared with $21.0 million for the fourth quarter of 2020. Table games win percentage was 20.8%, below the property's expected range of 22% to 26% and below the 24.4% experienced in the fourth quarter of 2020.

Encore Boston Harbor

Operating revenues from Encore Boston Harbor were $204.0 million for the fourth quarter of 2021, a 96.4% increase from $103.9 million for the fourth quarter of 2020. Adjusted Property EBITDA from Encore Boston Harbor for the fourth quarter of 2021 was $68.2 million, compared with $16.7 million for the fourth quarter of 2020. Table games win percentage was 22.2%, above the property's expected range of 18% to 22% and above the 20.9% experienced in the fourth quarter of 2020.

Balance Sheet

Our cash and cash equivalents as of December 31, 2021 totaled $2.52 billion, comprised of approximately $1.50 billion held by Wynn Macau, Limited ("WML") and subsidiaries, approximately $380.6 million held by Wynn Resorts Finance excluding WML, and approximately $646.2 million at Corporate and other.

As of December 31, 2021, the available borrowing capacity under the WM Cayman II Revolver was $212.5 million, and the available borrowing capacity under the Wynn Resorts Finance Revolver was $835.6 million.

Total current and long-term debt outstanding at December 31, 2021 was $11.93 billion, comprised of $5.97 billion of Macau related debt, $3.13 billion of Wynn Las Vegas debt, $2.22 billion of Wynn Resorts Finance debt, and $612.9 million of debt held by the retail joint venture which we consolidate.

On February 15, 2022, the Company announced its entry into a sale-leaseback arrangement with respect to certain real estate assets related to Encore Boston Harbor. Upon closing of the related transactions, currently expected to take place in the fourth quarter of 2022, the Company expects to receive cash consideration of $1.7 billion in exchange for the sale of such real estate assets to an unrelated third party, and to concurrently enter into a lease agreement whereby the Company will lease such real estate assets for the purpose of continuing to operate the Encore Boston Harbor property. The lease agreement provides for an initial annual minimum rent of $100 million for an initial term of 30 years, subject to certain annual rent escalations and renewal provisions.

Conference Call and Other Information

The Company will hold a conference call to discuss its results, including the results of Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC, on February 15, 2022 at 1:30 p.m. PT (4:30 p.m. ET). Interested parties are invited to join the call by accessing a live audio webcast at http://www.wynnresorts.com.

On or before March 31, 2022, the Company will make Wynn Resorts Finance, LLC and Wynn Las Vegas, LLC financial information for the quarter ended December 31, 2021 available to noteholders, prospective investors, broker-dealers and securities analysts. Please contact our investor relations office at 702-770-7555 or at investorrelations@wynnresorts.com, to obtain access to such financial information.

Forward-looking Statements

This release contains forward-looking statements regarding operating trends and future results of operations. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those we express in these forward-looking statements, including, but not limited to, the COVID-19 pandemic, and the continued impact of its consequences, extensive regulation of our business, pending or future legal proceedings, ability to maintain gaming licenses and concessions (including with respect to our ability to extend or renew our gaming concession in Macau, which expires on June 26, 2022, and proposed amendments to the Macau gaming law), dependence on key employees, general global political and economic conditions, adverse tourism trends, dependence on a limited number of resorts, competition in the casino/hotel and resort industries, uncertainties over the development and success of new gaming and resort properties, construction risks, cybersecurity risk and our leverage and debt service. Additional information concerning potential factors that could affect the Company's financial results is included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's other periodic reports filed with the Securities and Exchange Commission. The Company is under no obligation to (and expressly disclaims any such obligation to) update or revise its forward-looking statements as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

(1) "Adjusted Property EBITDA" is net loss before interest, income taxes, depreciation and amortization, pre-opening expenses, property charges and other, management and license fees, corporate expenses and other (including intercompany golf course, meeting and convention, and water rights leases), stock-based compensation, change in derivatives fair value, loss on extinguishment of debt, and other non-operating income and expenses. We use Adjusted Property EBITDA to manage the operating results of our segments. Adjusted Property EBITDA is presented exclusively as a supplemental disclosure because management believes that it is widely used to measure the performance, and as a basis for valuation, of gaming companies. Management uses Adjusted Property EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its properties with those of its competitors, as well as a basis for determining certain incentive compensation. We also present Adjusted Property EBITDA because it is used by some investors to measure a company's ability to incur and service debt, make capital expenditures and meet working capital requirements. Gaming companies have historically reported EBITDA as a supplement to GAAP. In order to view the operations of their casinos on a more stand-alone basis, gaming companies, including us, have historically excluded from their EBITDA calculations preopening expenses, property charges, corporate expenses and stock-based compensation, that do not relate to the management of specific casino properties. However, Adjusted Property EBITDA should not be considered as an alternative to operating income as an indicator of our performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP. Unlike net loss, Adjusted Property EBITDA does not include depreciation or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital. We have significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, income taxes and other non-recurring charges, which are not reflected in Adjusted Property EBITDA. Also, our calculation of Adjusted Property EBITDA may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

(2) "Adjusted net loss attributable to Wynn Resorts, Limited" is net loss attributable to Wynn Resorts, Limited before litigation settlement net gain, pre-opening expenses, property charges and other, change in derivatives fair value, loss on extinguishment of debt, and foreign currency remeasurement and other, net of noncontrolling interests and income taxes calculated using the specific tax treatment applicable to the adjustments based on their respective jurisdictions. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share are presented as supplemental disclosures to financial measures in accordance with GAAP because management believes that these non-GAAP financial measures are widely used to measure the performance, and as a principal basis for valuation, of gaming companies. These measures are used by management and/or evaluated by some investors, in addition to net loss and loss per share computed in accordance with GAAP, as an additional basis for assessing period-to-period results of our business. Adjusted net loss attributable to Wynn Resorts, Limited and adjusted net loss attributable to Wynn Resorts, Limited per diluted share may be different from the calculation methods used by other companies and, therefore, comparability may be limited.

The Company has included schedules in the tables that accompany this release that reconcile (i) net loss attributable to Wynn Resorts, Limited to Adjusted Property EBITDA, (ii) operating income (loss) to Adjusted Property EBITDA, and (iii) net loss attributable to Wynn Resorts, Limited to adjusted net loss attributable to Wynn Resorts, Limited.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Operating revenues:
Casino	$518,192	$455,156	$2,133,420	$1,237,230
Rooms	204,799	76,733	592,571	307,973
Food and beverage	198,759	79,577	633,911	329,584
Entertainment, retail and other	131,374	74,529	403,762	221,074
Total operating revenues	1,053,124	685,995	3,763,664	2,095,861
Operating expenses:
Casino	345,201	330,287	1,394,098	1,064,976
Rooms	61,547	32,436	197,734	172,223
Food and beverage	161,682	84,457	516,391	398,792
Entertainment, retail and other	150,386	31,405	450,358	107,228
General and administrative	221,923	173,544	796,592	720,849
Provision for credit losses	22,026	3,827	29,487	64,375
Pre-opening	1,366	892	6,821	6,506
Depreciation and amortization	170,424	184,004	715,962	725,502
Property charges and other	24,193	23,754	50,762	67,455
Total operating expenses	1,158,748	864,606	4,158,205	3,327,906
Operating loss	(105,624)	(178,611)	(394,541)	(1,232,045)
Other income (expense):
Interest income	1,082	1,415	3,213	15,384
Interest expense, net of amounts capitalized	(151,961)	(149,287)	(605,562)	(556,474)
Change in derivatives fair value	4,803	1,219	11,360	(13,060)
Loss on extinguishment of debt	—	—	(2,060)	(4,601)
Other	(6,602)	15,541	(23,926)	28,521
Other income (expense), net	(152,678)	(131,112)	(616,975)	(530,230)
Loss before income taxes	(258,302)	(309,723)	(1,011,516)	(1,762,275)
Benefit (provision) for income taxes	1,871	(568)	(474)	(564,671)
Net loss	(256,431)	(310,291)	(1,011,990)	(2,326,946)
Less: net loss attributable to noncontrolling interests	79,241	40,789	256,204	259,701
Net loss attributable to Wynn Resorts, Limited	$(177,190)	$(269,502)	$(755,786)	$(2,067,245)
Basic and diluted loss per common share:
Net loss attributable to Wynn Resorts, Limited:
Basic	$(1.54)	$(2.53)	$(6.64)	$(19.37)
Diluted	$(1.54)	$(2.53)	$(6.64)	$(19.37)
Weighted average common shares outstanding:
Basic	114,768	106,818	113,760	106,745
Diluted	114,768	106,818	113,760	106,745
Dividends declared per common share:	$—	$—	$—	$1.00

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
TO ADJUSTED NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss attributable to Wynn Resorts, Limited	$(177,190)	$(269,502)	$(755,786)	$(2,067,245)
Litigation settlement net gain	—	—	—	(30,200)
Pre-opening expenses	1,366	892	6,821	6,506
Property charges and other	24,193	23,754	50,762	67,455
Change in derivatives fair value	(4,803)	(1,219)	(11,360)	13,060
Loss on extinguishment of debt	—	—	2,060	4,601
Foreign currency remeasurement and other	6,602	(15,541)	23,926	(28,521)
Income tax impact on adjustments	87	(20)	—	—
Noncontrolling interests impact on adjustments	(7,610)	(593)	(12,206)	(12,908)
Adjusted net loss attributable to Wynn Resorts, Limited	$(157,355)	$(262,229)	$(695,783)	$(2,047,252)
Adjusted net loss attributable to Wynn Resorts, Limited per diluted share	$(1.37)	$(2.45)	$(6.12)	$(19.18)

Weighted average common shares outstanding - diluted	114,768	106,818	113,760	106,745

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(62,718)	$—	$51,959	$(281)	$6,179	$1,197	$2,274	$(1,390)
Wynn Macau	(61,821)	—	20,424	7,513	4,192	1,276	3,922	(24,494)
Other Macau	(3,708)	—	978	—	—	2,170	560	—
Total Macau Operations	(128,247)	—	73,361	7,232	10,371	4,643	6,756	(25,884)
Las Vegas Operations	98,505	852	48,463	5,286	23,669	7,124	2,260	186,159
Encore Boston Harbor	15,557	—	39,142	1,014	9,922	2,403	186	68,224
Corporate and other	(91,439)	514	9,458	10,661	(43,962)	24,366	11,003	(79,399)
Total	$(105,624)	$1,366	$170,424	$24,193	$—	$38,536	$20,205	$149,100

	Three Months Ended December 31, 2020
	Operating loss	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(50,278)	$439	$67,455	$918	$7,196	$867	$2,135	$28,732
Wynn Macau	(21,315)	—	20,396	740	6,078	942	3,865	10,706
Other Macau	(2,753)	—	1,108	1	—	1,203	441	—
Total Macau Operations	(74,346)	439	88,959	1,659	13,274	3,012	6,441	39,438
Las Vegas Operations	(49,125)	246	49,332	2,828	8,303	5,419	4,024	21,027
Encore Boston Harbor	(34,911)	—	39,373	3,653	5,013	2,262	1,277	16,667
Corporate and other	(20,229)	207	6,340	15,614	(26,590)	7,296	10,011	(7,351)
Total	$(178,611)	$892	$184,004	$23,754	$—	$17,989	$21,753	$69,781

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF OPERATING INCOME (LOSS) TO ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited) (continued)

	Year Ended December 31, 2021
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(202,379)	$898	$244,939	$3,792	$29,166	$4,739	$10,491	$91,646
Wynn Macau	(132,362)	—	83,486	10,322	20,401	5,180	17,182	4,209
Other Macau	(13,507)	—	4,223	21	—	7,022	2,241	—
Total Macau Operations	(348,248)	898	332,648	14,135	49,567	16,941	29,914	95,855
Las Vegas Operations	216,218	4,424	192,506	11,545	71,621	23,930	10,634	530,878
Encore Boston Harbor	6,408	170	156,592	2,337	33,505	9,160	1,896	210,068
Corporate and other	(268,919)	1,329	34,216	22,745	(154,693)	45,168	52,794	(267,360)
Total	$(394,541)	$6,821	$715,962	$50,762	$—	$95,199	$95,238	$569,441

	Year Ended December 31, 2020
	Operating income (loss)	Pre-opening expenses	Depreciation and amortization	Property charges and other	Management and license fees	Corporate expenses and other (1)	Stock-based compensation	Adjusted Property EBITDA
Macau Operations:
Wynn Palace	$(477,759)	$1,432	$269,110	$24,712	$21,121	$4,056	$7,681	$(149,647)
Wynn Macau	(214,606)	—	89,527	3,612	18,741	4,562	10,975	(87,189)
Other Macau	(11,641)	—	4,443	6	—	5,589	1,603	—
Total Macau Operations	(704,006)	1,432	363,080	28,330	39,862	14,207	20,259	(236,836)
Las Vegas Operations	(326,729)	2,490	196,292	3,792	35,213	23,111	9,475	(56,356)
Encore Boston Harbor	(220,053)	—	150,886	13,872	17,651	11,162	2,720	(23,762)
Corporate and other	18,743	2,584	15,244	21,461	(92,726)	(2,457)	29,800	(7,351)
Total	$(1,232,045)	$6,506	$725,502	$67,455	$—	$46,023	$62,254	$(324,305)
(1) Corporate and other includes a $30.2 million net gain recorded in relation to a derivative litigation settlement.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
RECONCILIATION OF NET LOSS ATTRIBUTABLE TO WYNN RESORTS, LIMITED TO
ADJUSTED PROPERTY EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net loss attributable to Wynn Resorts, Limited	$(177,190)	$(269,502)	$(755,786)	$(2,067,245)
Net loss attributable to noncontrolling interests	(79,241)	(40,789)	(256,204)	(259,701)
Pre-opening expenses	1,366	892	6,821	6,506
Depreciation and amortization	170,424	184,004	715,962	725,502
Property charges and other	24,193	23,754	50,762	67,455
Corporate expenses and other	38,536	17,989	95,199	46,023
Stock-based compensation	20,205	21,753	95,238	62,254
Interest income	(1,082)	(1,415)	(3,213)	(15,384)
Interest expense, net of amounts capitalized	151,961	149,287	605,562	556,474
Change in derivatives fair value	(4,803)	(1,219)	(11,360)	13,060
Loss on extinguishment of debt	—	—	2,060	4,601
Other	6,602	(15,541)	23,926	(28,521)
(Benefit) provision for income taxes	(1,871)	568	474	564,671
Adjusted Property EBITDA	$149,100	$69,781	$569,441	$(324,305)

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Percent Change	2021	2020	Percent Change
Wynn Palace Supplemental Information
Operating revenues
Casino	$145,877	$159,835	(8.7)	$677,917	$368,284	84.1
Rooms	15,488	19,463	(20.4)	69,022	46,110	49.7
Food and beverage	11,556	18,813	(38.6)	47,985	43,198	11.1
Entertainment, retail and other (7)	21,066	23,377	(9.9)	88,083	47,828	84.2
Total	$193,987	$221,488	(12.4)	$883,007	$505,420	74.7

Adjusted Property EBITDA (6)	$(1,390)	$28,732	NM	$91,646	$(149,647)	NM

Casino Statistics:
VIP:
Average number of table games	87	102	(14.7)	93	99	(6.1)
VIP turnover	$1,189,652	$2,807,063	(57.6)	$6,435,947	$9,631,018	(33.2)
VIP table games win (1)	$30,798	$55,428	(44.4)	$253,767	$168,435	50.7
VIP table games win as a % of turnover	2.59%	1.97%		3.94%	1.75%
Table games win per unit per day	$3,845	$5,908	(34.9)	$7,443	$4,850	53.5
Mass market:
Average number of table games	235	221	6.3	229	212	8.0
Table drop (2)	$592,050	$658,501	(10.1)	$2,415,841	$1,242,100	94.5
Table games win (1)	$134,219	$142,284	(5.7)	$540,234	$299,181	80.6
Table games win %	22.7%	21.6%		22.4%	24.1%
Table games win per unit per day	$6,197	$7,006	(11.5)	$6,463	$4,009	61.2
Average number of slot machines	715	603	18.6	710	591	20.1
Slot machine handle	$347,518	$457,234	(24.0)	$1,454,577	$999,942	45.5
Slot machine win (3)	$13,599	$14,379	(5.4)	$58,152	$39,175	48.4
Slot machine win per unit per day	$207	$259	(20.1)	$224	$188	19.1
Room statistics:
Occupancy	50.9%	59.5%		58.5%	29.8%
ADR (4)	$185	$192	(3.6)	$182	$235	(22.6)
REVPAR (5)	$94	$115	(18.3)	$107	$70	52.9
NM - Not meaningful.
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines, and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results for travelers seeking entry to Macau remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Percent Change	2021	2020	Percent Change
Wynn Macau Supplemental Information
Operating revenues
Casino	$97,389	$130,837	(25.6)	$476,999	$344,595	38.4
Rooms	11,467	15,631	(26.6)	50,492	39,111	29.1
Food and beverage	8,800	14,273	(38.3)	32,420	33,094	(2.0)
Entertainment, retail and other (7)	14,018	21,171	(33.8)	66,104	57,857	14.3
Total	$131,674	$181,912	(27.6)	$626,015	$474,657	31.9

Adjusted Property EBITDA (6)	$(24,494)	$10,706	NM	$4,209	$(87,189)	NM

Casino Statistics:
VIP:
Average number of table games	74	91	(18.7)	81	89	(9.0)
VIP turnover	$858,131	$1,771,818	(51.6)	$5,488,118	$5,841,627	(6.1)
VIP table games win (1)	$24,440	$54,916	(55.5)	$155,064	$185,059	(16.2)
VIP table games win as a % of turnover	2.85%	3.10%		2.83%	3.17%
Table games win per unit per day	$3,596	$6,559	(45.2)	$5,250	$5,925	(11.4)
Mass market:
Average number of table games	240	240	—	240	225	6.7
Table drop (2)	$527,159	$632,479	(16.7)	$2,230,348	$1,384,537	61.1
Table games win (1)	$91,517	$113,130	(19.1)	$412,753	$259,361	59.1
Table games win %	17.4%	17.9%		18.5%	18.7%
Table games win per unit per day	$4,146	$5,124	(19.1)	$4,720	$3,279	43.9
Average number of slot machines	600	488	23.0	587	504	16.5
Slot machine handle	$254,966	$314,248	(18.9)	$1,057,303	$830,785	27.3
Slot machine win (3)	$6,909	$12,160	(43.2)	$35,483	$31,153	13.9
Slot machine win per unit per day	$125	$271	(53.9)	$166	$176	(5.7)
Room statistics:
Occupancy	55.2%	65.5%		58.8%	34.8%
ADR (4)	$204	$233	(12.4)	$213	$276	(22.8)
REVPAR (5)	$112	$153	(26.8)	$125	$96	30.2
NM - Not meaningful.
Note: Our casino operations in Macau were closed for a 15-day period in February 2020 and resumed operations on a reduced basis on February 20, 2020. Our casinos' operations have since been fully restored; however, certain COVID-19 specific protective measures, such as limiting the number of seats per table game, increasing the spacing between active slot machines, and visitor entry checks and requirements involving temperature checkpoints, mask wearing, health declarations and proof of negative COVID-19 test results for travelers seeking entry to Macau remain in effect at the present time. We are currently unable to determine when these measures will be lifted.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Percent Change	2021	2020	Percent Change
Las Vegas Operations Supplemental Information
Operating revenues
Casino	$121,187	$75,472	60.6	$426,440	$236,826	80.1
Rooms	159,527	38,654	312.7	425,777	202,073	110.7
Food and beverage	156,197	39,312	297.3	489,587	216,426	126.2
Entertainment, retail and other	56,985	19,102	198.3	161,877	92,622	74.8
Total	$493,896	$172,540	186.3	$1,503,681	$747,947	101.0

Adjusted Property EBITDA (6)	$186,159	$21,027	785.3	$530,878	$(56,356)	NM

Casino Statistics:
Average number of table games	224	183	22.4	210	214	(1.9)
Table drop (2)	$584,060	$296,565	96.9	$1,842,792	$1,127,309	63.5
Table games win (1)	$121,256	$72,295	67.7	$407,195	$238,490	70.7
Table games win %	20.8%	24.4%		22.1%	21.2%
Table games win per unit per day	$5,879	$4,305	36.6	$5,323	$3,873	37.4
Average number of slot machines	1,743	1,601	8.9	1,688	1,703	(0.9)
Slot machine handle	$1,316,154	$802,294	64.0	$4,379,421	$2,452,811	78.5
Slot machine win (3)	$87,866	$46,923	87.3	$297,548	$159,387	86.7
Slot machine win per unit per day	$548	$319	71.8	$483	$325	48.6
Poker rake	$5,848	$1,079	442.0	$14,552	$3,264	345.8
Room statistics:
Occupancy	86.3%	34.2%		69.5%	49.6%
ADR (4)	$441	$305	44.6	$386	$319	21.0
REVPAR (5)	$380	$105	261.9	$268	$158	69.6
NM - Not meaningful.
Note: Wynn Las Vegas ceased all operations and closed to the public on March 17, 2020 and reopened on June 4, 2020 with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game, slot machine spacing, temperature checks, mask protection, and suspension of certain entertainment and nightlife offerings. On October 19, 2020, Encore at Wynn Las Vegas adjusted its operating schedule to five days/four nights each week due to reduced customer demand levels. This adjusted operating schedule remained in effect through the first quarter of 2021, and on April 8, 2021, Encore at Wynn Las Vegas resumed full operations. On May 3, 2021, all industry restrictions were lifted and capacity limits increased to 100%.

WYNN RESORTS, LIMITED AND SUBSIDIARIES
SUPPLEMENTAL DATA SCHEDULE
(dollars in thousands, except for win per unit per day, ADR and REVPAR)
(unaudited) (continued)

	Three Months Ended December 31,			Year Ended December 31,
	2021	2020	Percent Change	2021	2020	Percent Change
Encore Boston Harbor Supplemental Information
Operating revenues
Casino	$153,739	$89,012	72.7	$552,064	$287,525	92.0
Rooms	18,317	2,985	513.6	47,280	20,679	128.6
Food and beverage	22,206	7,179	209.3	63,919	36,866	73.4
Entertainment, retail and other	9,716	4,708	106.4	28,260	16,596	70.3
Total	$203,978	$103,884	96.4	$691,523	$361,666	91.2

Adjusted Property EBITDA (6)	$68,224	$16,667	309.3	$210,068	$(23,762)	NM

Casino Statistics:
Average number of table games	181	196	(7.7)	189	182	3.8
Table drop (2)	$377,131	$204,445	84.5	$1,267,908	$697,873	81.7
Table games win (1)	$83,858	$42,697	96.4	$273,174	$147,512	85.2
Table games win %	22.2%	20.9%		21.5%	21.1%
Table games win per unit per day	$5,033	$2,371	112.3	$3,959	$3,256	21.6
Average number of slot machines	2,741	1,869	46.7	2,387	2,159	10.6
Slot machine handle	$1,172,909	$722,408	62.4	$4,377,181	$2,303,582	90.0
Slot machine win (3)	$95,630	$57,301	66.9	$358,827	$180,207	99.1
Slot machine win per unit per day	$379	$333	13.8	$412	$335	23.0
Poker rake	$—	$—	—	$—	$5,105	(100.0)
Room statistics:
Occupancy	87.2%	73.8%		85.2%	74.5%
ADR (4)	$341	$303	12.5	$328	$294	11.6
REVPAR (5)	$297	$223	33.2	$279	$219	27.4
NM - Not meaningful.
Note: Encore Boston Harbor ceased all operations and closed to the public on March 15, 2020. On July 10, 2020, Encore Boston Harbor reopened with certain COVID-19 specific protective measures in place, such as limiting the number of seats per table game and slot machine spacing, which were subsequently lifted in May 2021. In addition, hotel reservations were closed or limited for varying spans of time beginning with the March 2020 closure until September 1, 2021, when Encore Boston Harbor reopened its hotel tower to seven days per week. Accordingly, Encore Boston Harbor's room statistics have been computed based on 250 days of operations for the year ended December 31, 2021, and 20 days and 141 days of operations for the three months and year ended December 31, 2020, respectively.

(1) Table games win is shown before discounts, commissions and the allocation of casino revenues to rooms, food and beverage and other revenues for services provided to casino customers on a complimentary basis.
(2) In Macau, table drop is the amount of cash that is deposited in a gaming table's drop box plus cash chips purchased at the casino cage. In Las Vegas, table drop is the amount of cash and net markers issued that are deposited in a gaming table's drop box. At Encore Boston Harbor, table drop is the amount of cash and gross markers that are deposited in a gaming table's drop box.
(3) Slot machine win is calculated as gross slot machine win minus progressive accruals and free play.
(4) ADR is average daily rate and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms occupied.
(5) REVPAR is revenue per available room and is calculated by dividing total room revenues including complimentaries (less service charges, if any) by total rooms available.
(6) Refer to accompanying reconciliations of Operating Income (Loss) to Adjusted Property EBITDA and Net Loss Attributable to Wynn Resorts, Limited to Adjusted Property EBITDA.
(7) For the year ended December 31, 2020, reflects the impact of rent concessions provided to tenants.

SOURCE:
Wynn Resorts, Limited
CONTACT:
Vincent Zahn
702-770-7555
investorrelations@wynnresorts.com